Exhibit (h)(4)(xiv)

AMENDMENT No. 14

to the

Transfer Agency and Service Agreement

between

1290 Funds, EQ Advisors Trust, and SS&C GIDS, Inc.

This Amendment is made this 12th day of May 2025, to be effective May 31, 2025 (the “Effective Date”), between SS&C GIDS, Inc. (the “Transfer Agent”) and each of the entities, individually and not jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”).

WHEREAS, the 1290 Funds, on behalf of each of its series, and the Transfer Agent are parties to the Transfer Agency and Service Agreement dated October 29, 2014, as amended (the “Agreement”);

and

WHEREAS, in accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein (hereinafter, “Amendment 14”).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto, effective as of May 31, 2025.

2.	Except as specifically set forth in this Amendment 14, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment.

Signature page to follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 14 to be executed by a duly authorized officer as of the date and year first above written.

1290 FUNDS, ON BEHALF OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A, ATTACHED HERETO		SS&C GIDS, INC.

By:	/s/ Kenneth Kozlowski	By:	/s/ Nick Wright
Name:	Kenneth Kozlowski	Name:	Nick Wright
Title:	Senior Vice President and Chief Investment Officer	Title:	Authorized Signatory
As an Authorized Officer on behalf of each of the Entities Individually and not Jointly as listed on Schedule A

EQ ADVISORS TRUST, ON BEHALF OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A, ATTACHED HERETO

By:	/s/ Kenneth Kozlowski
Name:	Kenneth Kozlowski
Title:	Senior Vice President and Chief Investment Officer
As an Authorized Officer on behalf of each of the Entities Individually and not Jointly as listed on Schedule A

1290 Funds

Schedule A

Effective: May 31, 2025

Fund	Type of Entity Jurisdiction
1290 Funds	Statutory Trust
Delaware
1290 Avantis® U.S. Large Cap Growth Fund
1290 Diversified Bond Fund
1290 Essex Small Cap Growth Fund
1290 GAMCO Small/Mid Cap Value Fund
1290 High Yield Bond Fund
1290 Loomis Sayles Multi-Asset Income Fund
1290 Multi-Alternative Strategies Fund
1290 SmartBeta Equity Fund

Fund	Type of Entity Jurisdiction
EQ Advisors Trust*	Statutory Trust
Delaware
1290 VT Convertible Securities Portfolio
1290 VT GAMCO Small Company Value Portfolio
1290 VT Micro Cap Portfolio
1290 VT SmartBeta Equity ESG Portfolio
1290 VT Socially Responsible Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio
EQ/2000 Managed Volatility Portfolio
EQ/400 Managed Volatility Portfolio
EQ/AB Short Duration Government Bond Portfolio
EQ/AB Small Cap Growth Portfolio
EQ/Aggressive Allocation Portfolio
EQ/Aggressive Growth Strategy Portfolio
EQ/Balanced Strategy Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio
EQ/Common Stock Index Portfolio
EQ/Conservative Allocation Portfolio
EQ/Conservative-Plus Allocation Portfolio
EQ/Core Bond Index Portfolio
EQ/Equity 500 Index Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio
EQ/Global Equity Managed Volatility Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Core Managed Volatility Portfolio
EQ/International Equity Index Portfolio

1290 Funds

Schedule A

Effective: May 31, 2025

EQ/International Value Managed Volatility Portfolio

EQ/Janus Enterprise Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

EQ/Money Market Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

Multimanager Technology Portfolio

*	Class IB shares